                                                                       EXHIBIT 2


                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

                                                                           AT           AT
                                                                        MARCH 31    DECEMBER 31
                                                                      -----------   -----------
                                                                         2002          2001
                                                                      -----------   -----------
                                                                      (UNAUDITED)
  ASSETS
CURRENT ASSETS:
  Cash and cash equivalents .......................................     $22,032       $20,236
  Accounts receivable, net ........................................       4,811         5,710
  Receivables from sales representatives ..........................       1,398           709
  Receivables from related party sales representatives ............       3,182         2,900
  Inventory of paper ..............................................         676           856
  Prepaid expenses and other current assets .......................       1,369         1,122
                                                                        -------       -------
      TOTAL CURRENT ASSETS ........................................      33,468        31,533
                                                                        -------       -------
Property and equipment, net .......................................      17,971        19,058
Intangible assets, net ............................................           -             3
Long term investments .............................................         100           100
Bonds held to maturity, at amortized cost .........................       1,735         1,709
Other assets ......................................................       1,140         1,199
                                                                        -------       -------
      TOTAL ASSETS ................................................     $54,414       $53,602
                                                                        =======       =======
  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable ................................................     $ 3,214       $ 3,625
  Deferred income and customer prepayments ........................      16,447        17,122
  Accrued liabilities .............................................       5,045         5,127
  Income taxes payable ............................................         203           164
                                                                        -------       -------
      TOTAL CURRENT LIABILITIES ...................................      24,909        26,038
                                                                        -------       -------
Liabilities for incentive and bonus plans .........................       1,434         1,434
Amount due to parent company ......................................      11,404        11,404
Minority interest .................................................       2,535         2,515
Deferred tax liability ............................................         748           610
                                                                        -------       -------
      TOTAL LIABILITIES ...........................................      41,030        42,001
                                                                        -------       -------
SHAREHOLDERS' EQUITY:
  Ordinary shares, US$0.01 par value; 50,000,000 shares authorized;
   26,308,949 (2001: 26,303,949) shares issued and outstanding ....         263           263
  Additional paid in capital ......................................      80,894        80,196
  Retained deficit ................................................     (60,973)      (61,987)
  Less: Unearned compensation .....................................      (6,800)       (6,871)
                                                                        -------       -------
      TOTAL SHAREHOLDERS' EQUITY ..................................      13,384        11,601
                                                                        -------       -------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ..................     $54,414       $53,602
                                                                        =======       =======

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

                                                                            THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                      -----------------------------
                                                                          2002              2001
                                                                      -----------       -----------
                                                                      (UNAUDITED)       (UNAUDITED)
REVENUES:
  Online services (Note 1) ......................................     $    12,901       $    14,388
  Other media services (Note 1) .................................           8,697             9,904
  Miscellaneous .................................................             161               194
                                                                      -----------       -----------
                                                                           21,759            24,486

OPERATING EXPENSES:
  Sales (Note 1) ................................................           7,361             8,593
  Circulation ...................................................           2,872             3,053
  General and administrative ....................................           7,162             9,970
  Online services development ...................................           1,441             3,131
  Non-cash compensation expense (Note 2) ........................             719               586
  Amortization of intangibles/Software development cost .........             867               869
                                                                      -----------       -----------
TOTAL OPERATING EXPENSES ........................................          20,422            26,202
                                                                      -----------       -----------
INCOME/(LOSS) FROM OPERATIONS ...................................           1,337            (1,716)
                                                                      -----------       -----------
  Interest expense ..............................................               -               (76)
  Interest income ...............................................              48                90
  Foreign exchange gains (losses), net ..........................             (72)               37
                                                                      -----------       -----------
INCOME/(LOSS) BEFORE INCOME TAXES ...............................           1,313            (1,665)
INCOME TAX PROVISION ............................................            (279)             (354)
                                                                      -----------       -----------
NET INCOME/(LOSS) BEFORE MINORITY INTEREST ......................     $     1,034       $    (2,019)
                                                                      -----------       -----------
Minority interest ...............................................     $       (20)      $       (67)
                                                                      -----------       -----------
NET INCOME/(LOSS) ...............................................     $     1,014       $    (2,086)
RETAINED EARNINGS/ (DEFICIT) BROUGHT FORWARD ....................         (61,987)          (62,762)
                                                                      -----------       -----------
RETAINED EARNINGS/ (DEFICIT) CARRIED FORWARD ....................         (60,973)          (64,848)
                                                                      ===========       ===========
BASIC AND DILUTED NET INCOME/(LOSS) PER SHARE ...................     $      0.04       $     (0.08)
                                                                      ===========       ===========
SHARE USED IN BASIC AND DILUTED NET INCOME PER SHARE CALCULATIONS      26,305,727        26,303,949
                                                                      ===========       ===========

Notes:  1.    As of December 31, 2001, the Company adopted the Emerging Issues
              Task Force Issue No. 00-14, "Accounting for Certain Sales
              Incentives" (EITF 00-14). EITF 00-14 stipulates that the reduction in the selling price of the product or service resulting from any cash sales incentive should be classified as a reduction of revenue. The adoption of this EITF resulted in the Company reclassifying certain sales incentives from a sales expense to a reduction of revenue for the period of three months ended March
              31, 2001. This reclassification represented less than 3% of revenues for the said period and did not impact net income.

        2. Reflects the non-cash compensation expenses associated with the employee equity compensation plans. Non-cash compensation represents the following categories of expenses:

                                                                         THREE MONTHS ENDED
                                                                             MARCH 31,
                                                                   -----------------------------
                                                                       2002             2001
                                                                   -----------       -----------
                                                                   (UNAUDITED)       (UNAUDITED)

        Sales..................................................         130              130
        Circulation............................................         131               34
        General and administrative.............................         259              325
        Online services development............................         199               97
                                                                        ---              ---
                                                                        719              586
                                                                        ---              ---

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

                                                                      THREE MONTHS ENDED MARCH 31
                                                                      ---------------------------
                                                                         2002            2001
                                                                      -----------   -------------
                                                                      (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income/(Loss) ...............................................     $ 1,014       $(2,086)
Adjustments to reconcile net income to net cash provided by
 (used for) operating activities
  Depreciation and amortization ...................................       2,220         2,191
  Loss on sale of property and equipment ..........................           1             2
  Accretion of U.S. Treasury strips zero % coupons ................         (26)          (31)
  Bad debt expense ................................................         274           298
  Non-cash compensation expense ...................................         719           586
  Income attributable to minority shareholder .....................          20            67
  Property and equipment written off ..............................          17             -
                                                                        -------       -------
                                                                          4,239         1,027
CHANGES IN ASSETS AND LIABILITIES:
  Accounts receivables ............................................         625           233
  Receivables from sales representatives ..........................        (689)          556
  Receivables from related party sales representatives ............        (282)         (246)
  Inventory of paper ..............................................         180           138
  Prepaid expenses and other current assets .......................        (247)         (220)
  Long term assets ................................................          59           (43)
  Accounts payable ................................................        (411)       (2,430)
  Accrued liabilities and liabilities for incentive and bonus plans         (82)          676
  Deferred income and customer prepayments ........................        (675)          245
  Tax liability ...................................................         177            60
                                                                        -------       -------
    NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES ..........       2,894            (4)
                                                                        -------       -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment ..............................      (1,148)         (562)
  Proceeds from sales of property and equipment ...................           -             4
                                                                        -------       -------
    NET CASH USED FOR INVESTING ACTIVITIES ........................      (1,148)         (558)
                                                                        -------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Amount received towards directors stock option plan .............          50           164
                                                                        -------       -------
    NET CASH GENERATED FROM FINANCING ACTIVITIES ..................          50           164
                                                                        -------       -------
Net (decrease)/increase in cash and cash equivalents ..............       1,796          (398)
Cash and cash equivalents, beginning of the year ..................      20,236        12,727
                                                                        -------       -------
CASH AND CASH EQUIVALENTS, END OF THE YEAR ........................      22,032        12,329
                                                                        =======       =======
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Income tax paid .................................................         102           294
  Interest paid ...................................................           -            36
                                                                        =======       =======